Global Axcess Corp

2010 Results and Q1 Outlook

Global Axcess Corp™

March 30, 2011

OTC BB: GAXC

Safe Harbor

The Safe Harbor Statements in our earnings release, 8-K, 10-Q and 10-K filings also apply to this presentation.

Readers and listeners are cautioned not to base their entire analysis of the Company's business and prospects upon isolated predictions or comments, but instead are encouraged to utilize the entire available mix of historical and forward-looking information made available by the Company, and other information affecting the Company and its products, when evaluating the Company's prospective results of operations. For further information on factors that could impact Global Axcess Corp and statements contained in this presentation, reference should be made to Global Axcess Corp's filings with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. You can access such filings at http://www.sec.gov.

This presentation contains non-GAAP measures relating to the company's performance. You can find the reconciliation of those measures to the nearest comparable GAAP measures in the appendix at the end of this presentation.

You should not unduly rely on any forward-looking statements, and we assume no obligation to update them. All information in the presentation is as of March 30, 2011, and we do not intend, and undertake no duty, to update this presentation.

Agenda

Introduction

State of the Business

Business Line Review

Strategic Review

Q & A


ATM


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Global Axcess Corp™

2010 Results Did Not Meet Expectations

INCOME STATEMENT ~ 2009 v. 2010

	2009	2010	% change
Sales	$21,494,867	$22,743,334	6%
Cost of Sales	$11,316,919	$13,355,712	18%
Gross Margin	$10,177,948	$9,387,623	-8%
Operating Expenses	$7,522,912	$9,821,267	31%
Operating Income	$2,655,036	($433,673)	-116%
Net Income	$2,813,206	($853,568)	-130%
Adjusted EBITDA	**$4,740,324**	**$2,716,151**	**-43%**

Implications

- Shareholder dissatisfaction
- Leadership not driving results
- ATM business line – more focus required
- DVD business line – Major grocer rollout needs optimization
- DVD business line – the Exchange is promising
- Improving the sales and marketing skills
- Seeking efficiencies at the corporate support level
- EBITDA focus

Poised for Profitability

2006-2009
Stabilized ATM business

2010
Launched DVD Kiosk business, acquiring Tejas. Positioning for growth.

2011
ATMs and DVD Kiosk business.

Revenue Growth

Q1 2011 Guidance -$7.5 - $7.8 Million in Revenues

Significant Bottom Line Improvement

Dedicated To Enhancing Shareholder Value

Global Axcess Corp™

2011 ATM Plan

- Business Models
- Key Drivers
- Strategy & Tactics


Action Plan

Global Axcess Corp™

Two Major ATM Segments

	Merchant		Placement
Who:	Independent "mom and pop" bars, restaurants, hotels, strip clubs, markets, and convenience stores	Who:	Chains of grocery stores convenience stores and hotels
What:	GAXC sells and installs the ATM to the merchant; provides ongoing processing services	What:	GAXC owns the ATMs and provides turnkey services: GAXC monitors, processes transactions, and provides currency loading services
Margins:	Becomes profitable quickly; low ongoing margins; **Accounts for 2/3 of ATMs, 1/3 of GM $**	Margins:	Takes longer to become profitable; higher ongoing margins; **Accounts for 1/3 of ATMS, 2/3 of GM $**
Market:	Approximately $1.1 – $1.8 billion in the U.S.; Highly fragmented	Market:	Approximately $2.5 - $4.1 billion in the U.S.; Highly fragmented

2011 Key Drivers

- ATM Count
- Placement
- Uptime Rate
- Transaction Count
- Average Transaction Size
- Cost of Cash
- Average Surcharge and Interchange Rate



ATM Strategy + Tactics

- Maintain excellent service levels
- Aggressive M&A activity
- Vault cash hedge
- Optimize cash levels


OPPORTUNITY BLVD
RISK AVE

Global Axcess Corp™

2011 DVD Plan

- Business Models
- Strategy

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DVD Strategy

- **Create profitability in our grocery chain portfolio**
  - Relocate severely underperforming kiosks to Exchange
  - Intensive in-store marketing efforts
    - Create better relationships with store managers
    - Improve Instaflix image with customers

- **Increase profitability of the Exchange portfolio**
  - Consolidate sites to improve revenue per kiosk (260 kiosks to approx.180)
  - Use outdoor kiosks in locations with limited business hours
  - Replace existing kiosks with higher capacity kiosks
  - Coordinated marketing plan with The Exchange

Corporate Support

- **Corporate Support's Function is to serve our two business lines and the needs of key constituents**
  - HR
  - Accounting
  - Legal
  - Finance
  - Marketing
  - IT
  - Business Planning
  - Shareholder Communication

Financing Our Growth

- **During 2010, Global Axcess secured a total line of credit of $18.65 million with Fifth Third Bank to pay debt and fund growth**

- **12/31/10 and 12/31/11 debt balances:**
  - 12/31/10 Balance with 5th 3rd : $9.1 million
  - 12/31/10 Debt Balances other (capital leases, etc): $807k
  - Additional anticipated funding requirements for 2011: $6.4 million (includes $1.1 million for Tejas acquisition funding)
  - 12/31/11 Anticipated Total Debt Balances : $12.7 million

- **Quick amortization schedules**
- **In compliance with bank covenants at 12/31/10**
- **As cash flow grows, our ability to finance future growth expands**

Upside Potential/Risk Factors

Upside Potential

Risk Factors


ATM


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Update: Strategic Review


ATM Business
DVD Kiosk Business
Corporate Support
Profit Improvement

State of the Business

Global Axcess team

- Motivated
- Executing to plan
- Analyzing business, expenses, profitability

ATM business

- 140 ATMs acquired 12/1/10
- Purchased terminals and relationships
- Increased surcharge

DVD kiosk business

- Realigned field maintenance
- Upgraded DVD software interface
- Marketing w/major DVD kiosk grocery partner

DVD kiosk acquisition

- Tejas Video Partners (the Exchange) acquired 1/1/11
- 108 military bases, opportunity for more
- Strategic initiatives w/Army Air Force Exchange Services (AAFES)

Q1 Outlook

		ATM		DVD		Corporate		Q1 2011
Sales	$	5,900,000	$	1,900,000	$	-	$	7,800,000
Cost of Sales	$	3,400,000	$	1,375,000	$	-	$	4,775,000
Gross Margin	$	2,500,000	$	525,000	$	-	$	3,025,000
SG&A	$	1,100,000	$	500,000	$	425,000	$	2,025,000
Adjusted EBITDA	**$**	**1,400,000**	**$**	**25,000**	**$**	**(425,000)**	**$**	**1,000,000**

Global Axcess Corp™

QUESTIONS?

Thank You

Global Axcess Corp™

Global Axcess Corp™